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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of
DiamondRock Hospitality Company:

        We consent to the incorporation by reference in the registration statements (No. 333-135386) on Form S-3 and (No. 333-133119) on Form S-8 of DiamondRock Hospitality Company of our reports dated February 28, 2008, with respect to the consolidated balance sheets of DiamondRock Hospitality Company and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 2007, 2006 and 2005, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of DiamondRock Hospitality Company.

/s/ KPMG LLP

McLean, Virginia
February 28, 2008

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm